Exhibit 99.1

                      National Atlantic Reports Financial
     Results for the Third Quarter and Nine Months Ended September 30, 2005


     FREEHOLD, N.J.--(BUSINESS WIRE)--Nov. 11, 2005--National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services in New Jersey, today announced financial results for the third quarter and nine months ended September 30, 2005. For the three months ended September 30, 2005, there was a net loss of ($1.6) million or ($0.15) per share, compared to $2.4 million or $0.49 cents per share of net income for the same period in 2004. Net income for the nine months ended September 30, 2005 was $4.3 million or $0.50 per share, compared with $10.2 million or $2.07 per share for the nine months ended September 30, 2004.
     Included in the third quarter results were compensation charges of approximately $2.7 million (pre-tax) and reserve charges of approximately $7.7 million (pre-tax). Of the total compensation charges, $0.8 million relates to the extension of options granted in 1995 to two current executive officers and one current director, and $1.9 million relates to the grant of new options to the estate of the Company's co-founder and former Vice Chairman, Skip Campion. The effect of the compensation charges on net income was $0.17 per share, and the effect of the reserve charges on net income was $0.49 per share. Excluding these two items, net income for the three months ended September 30, 2005, would have been $0.51 per share.
     Total revenues for the three months ended September 30, 2005 were $47.2 million, compared to $51.2 million for the three months ended September 30, 2004. For the nine months ended September 30, 2005, total revenues were $142.8 million, compared to $150.6 million for the same period in 2004.
     "In the marketplace overall, we are seeing broader and more intense price competition in the auto sector than in the last eight years. As a result, there are more consumers out shopping around for new coverage, and we believe they are likely to be attracted to the cost savings and convenience provided through our packaged High Proformance Policy," said James V. Gorman, chairman and chief executive officer of National Atlantic Holdings Corporation. "Our three top priorities as a Company are margin improvement, growing our customer base, and building shareholder book value."
     "For the nine months ended September 30, 2005, sales to new customers represented more than 10 percent of total sales," Mr. Gorman said. "We are aggressively marketing for new customers through our increased advertising efforts, including a media campaign on local New Jersey television promoting our partner agents, as well as sales promotion and new partner agency appointments. We are pleased with the sales results we have achieved thus far," he said.

     Premiums

     Direct written premiums for the three months ended September 30, 2005 decreased by $12.4 million, or 22.8%, to $41.9 million from $54.3 million in the comparable 2004 period. Direct written premiums for the nine months ended September 30, 2005 increased by $10.2 million, or 6.6%, to $165.0 million from $154.8 million in the comparable 2004 period.
     Net written premiums for the three months ended September 30, 2005 increased by $0.4 million, or 1.0%, to $41.9 million from $41.5 million in the comparable 2004 period. Net written premiums for the nine months ended September 30, 2005 increased by $17.5 million, or 12.4%, to $158.3 million from $140.8 million in the comparable 2004 period.
     Net earned premiums for the three months ended September 30, 2005 decreased by $4.8 million, or 10.0%, to $43.3 million from $48.1 million in the comparable 2004 period. Net earned premiums for the nine months ended September 30, 2005 increased by $1.4 million, or 1.1%, to $132.4 million from $131.0 million in the comparable 2004 period.

     Investment Income

     Investment income for the three months ended September 30, 2005 increased by $1.4 million, or 70.0%, to $3.4 million from $2.0 million in the comparable 2004 period. Investment income for the nine months ended September 30, 2005 increased by $3.8 million, or 76.0%, to $8.8 million from $5.0 million in the comparable 2004 period.

     Losses and loss adjustment expenses

     Losses and loss adjustment expenses for the three months ended September 30, 2005 increased by $0.3 million, or 0.8%, to $36.9 million from $36.6 million in the comparable 2004 period. Loss and loss adjustment expenses for the nine months ended September 30, 2005 decreased by $0.6 million, or 0.6%, to $101.8 million from $102.4 million in the comparable 2004 period.
     "As a result of the New Jersey Supreme Court's decision in the DiProspero case in June of this year, we have seen an increase in claims payments for medical treatment by individuals who have been involved in automobile accidents but are not seriously injured," Mr. Gorman said. "To take into account the potential for longer treatment times, we have had to increase our average claims severity for PIP claims, and continue to make adjustments to our reserves as necessary on an ongoing basis. It is possible that we may be ahead of our competitors in adjusting to this trend, due to our knowledge of the local New Jersey market," he said.

     Conference Call Details

     The Company will host a conference call the morning of November 11, 2005, at 11:00 a.m. Eastern Time (ET). Following a brief presentation by management, participants will have the opportunity to ask questions.
     The conference call can be accessed by dialing (800) 591-6942 (U.S. callers) or (617) 614-4909 (international callers). Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call, using the passcode 83958259. The conference call can also be accessed via webcast through the Company's web site at www.national-atlantic.com.
     The teleconference will be recorded and a replay will be available from 1:00 p.m. ET on November 11, 2005 until 12:59 p.m. ET on November 25, 2005. To access the replay by telephone, dial (888) 286-8010 (U.S. callers) or (617) 801-6888 (international callers) and specify passcode 91359756. The teleconference will also be archived on the Investor Relations section of NAHC's website at www.national-atlantic.com.

     About NAHC

     National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.
     The Company's flagship insurance product to personal insurance customers is the "High Proformance Policy." This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess ("umbrella") and specialty property liability coverage.
     For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.
     National Atlantic distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

     Safe Harbor Statement Regarding Forward-Looking Statements

     Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, economic, regulatory or competitive conditions in the private passenger automobile insurance carrier industry; regulatory, economic, demographic, competitive and weather conditions in the New Jersey market; significant weather-related or other natural or man-made disasters over which we have no control; the effectiveness of our efforts to manage and develop our subsidiaries; our ability to attract and retain independent agents; our ability to maintain our A.M. Best rating; the adequacy of the our reserves for unpaid losses and loss adjustment expenses; our ability to maintain an effective system of internal controls over financial reporting; market fluctuations and changes in interest rates; the ability of our subsidiaries to dividend funds to us; and our ability to obtain additional capital in the future. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.


        NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (in thousands, except share data)

                                             (Unaudited)  (Unaudited)
                                            September 30, December 31,
                                            ------------- ------------
                                                2005          2004
                                            ------------- ------------
Investments: (Note 3)
    Fixed maturities available-for-sale
     (amortized cost at September 30, 2005
     and December 31, 2004 was $267,030 and
     $210,636, respectively)                    $265,701     $210,830
    Short-term investments (cost at
     September 30, 2005 and December 31,
     2004, was $9,463 and $13,820,
     respectively)                                 9,463       13,820
    Equity securities (cost at September 30,
     2005 and December 31, 2004 was $18,862
     and $12,719, respectively)                   18,569       12,801
                                            ------------- ------------
           Total investments                     293,734      237,451
Cash and cash equivalents                         39,730       15,542
Accrued investment income                          3,581        2,085
Premiums receivable                               58,247       31,185
Reinsurance recoverable on paid and unpaid
 losses                                           40,313       34,677
Prepaid reinsurance                                1,246          467
Receivable from Ohio Casualty, a related
 party                                                 -        4,350
Receivable from Sentry                                 -        1,250
Deferred acquisition costs                        17,099       10,872
Property and equipment - Net                       2,772        2,021
Federal income taxes recoverable                   1,043            -
State income taxes recoverable                        23            -
Other assets                                       5,678        7,272
                                            ------------- ------------
Total assets                                    $463,466     $347,172
                                            ------------- ------------

Liabilities and Stockholders' Equity:

Liabilities:
Unpaid losses and loss adjustment expenses      $214,101     $184,283
Unearned premiums                                 90,887       64,170
Accounts payable and accrued expenses              2,664        2,900
Reinsurance payable                                   71        4,621
Deferred income taxes                             11,751       11,995
Federal income taxes payable                           -        1,512
State income taxes payable                             -           89
Other liabilities                                  7,918        9,763
                                            ------------- ------------
              Total liabilities                  327,392      279,333
                                            ------------- ------------
Stockholders' equity:
Common stock, Class A, no par value
 (4,300,000 shares authorized; 0 and
 2,747,743 shares issued as of September 30,
 2005 and December 31, 2004)                           -        3,002
Common stock, Class B, no par value
 (4,300,000 shares authorized; 0 and
 2,194,247 shares issued as of September 30,
 2005 December 31, 2004)                               -       28,738
Common Stock, $0.01 par value (50,000,000
 shares authorized;  10,926,990, and 0
 shares issued as of September 30, 2005 and
 December 31, 2004)                               96,928            -
Retained earnings                                 40,217       35,917
Accumulated other comprehensive (loss)
 income                                           (1,071)         182
                                            ------------- ------------
           Total stockholders' equity            136,074       67,839
                                            ------------- ------------
Total liabilities and stockholders' equity      $463,466     $347,172
                                            ------------- ------------




        NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (in thousands, except earnings per share data)

                           Three Months ended     Nine Months ended
                              September 30,          September 30,
                          ---------- ---------  ---------- -----------
                         (unaudited)(unaudited) (unaudited)(unaudited)
                             2005      2004        2005        2004
                          ---------- ---------  ---------- -----------

Revenue:
  Net premiums earned       $43,267   $48,062    $132,376    $131,048
  Net investment income       3,448     1,969       8,798       4,961
  Realized gains (losses)
   on investments - net          40       108         416       1,182
  Replacement carrier
   revenue from related
   party                          -         -           -       9,530
  Replacement carrier
   revenue from Sentry            -       875           -       2,625
  Other income                  472       202       1,186       1,255
                          ---------- ---------  ---------- -----------
           Total revenue     47,227    51,216     142,776     150,601
                          ---------- ---------  ---------- -----------

Costs and Expenses:
  Loss and loss adjustment
   expenses incurred         36,871    36,575     101,754     102,359
  Acquisition expenses        7,205     7,589      26,412      26,034
  Other operating and
   general expenses           2,647     3,244       5,090       6,467
  Stock based
   compensation expense       2,749       120       2,989         360
                          ---------- ---------  ---------- -----------
           Total costs
            and expenses     49,472    47,528     136,245     135,220
                          ---------- ---------  ---------- -----------
(Loss) Income before
 income taxes                (2,245)    3,688       6,531      15,381
(Benefit) Provision for
 income taxes                  (607)    1,253       2,231       5,136
                          ---------- ---------  ---------- -----------
Net (Loss) Income           $(1,638)   $2,435      $4,300     $10,245
                          ---------- ---------  ---------- -----------

Net income (loss) per
 share Common Stock -
 Basic                       $(0.15)    $0.49       $0.50       $2.07
Net income (loss) per
 share Common Stock -
 Diluted                     $(0.15)    $0.43       $0.47       $1.82


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    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             investorrelations@national-atlantic.com